UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2016

COSI, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

294 Washington Street, Suite 510 Boston, Massachusetts	02108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 415-5000

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

On September 28, 2016 (the “Petition Date”), Cosi, Inc. (the “Company”) and its direct and indirect subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Massachusetts (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being administered under the caption “In re Cosi, Inc., et al.”, Case No. 16-13704  (the “Chapter 11 Cases”). The Debtors continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

In connection with the Chapter 11 Cases, the Debtors filed motions seeking Bankruptcy Court approval of debtor-in-possession financing on the terms set forth in that certain non-binding Debtor-in-Possession (DIP) Financing Term Sheet effective on or about September 28, 2016 (the “DIP Term Sheet”), with respect to the Company, the Company’s direct and indirect subsidiaries (Hearthstone Partners, LLC, Hearthstone Associates, LLC, Xando Cosi Maryland, Inc. and Cosi Sandwich Bar, Inc.), as joint and several borrowers, AB Opportunity Fund LLC, AB Value Partners, L.P., and one or more entities affiliated with MILFAM II L.P., as lenders (collectively, the “DIP Lenders”).

The DIP Term Sheet provides for secured super-priority debtor-in-possession multiple draw credit facility (the “DIP Financing”) consisting of up to a $4.1 million term loan, in the form of one or more promissory notes, with a maximum draw of $1.8 million until the entry of a final DIP order of the Bankruptcy Court, to be used for general corporate expenditures and funding operations during a “363 Sale Process”, in accordance with the agreed upon documentation and an approved budged.  Interest will accrue at a rate of 12% per annum, with a 3% facility fee of the committed amount, and an additional 3% exit fee.

The maturity date of the DIP Financing shall be the earliest of (i) the closing of a sale of all or a substantial part of the assets of Debtors; (ii) the three month anniversary of the entry of the Interim DIP Order approving the DIP Financing by the Bankruptcy Court; or (iii) the occurrence and declaration of an “Event of Default” under the DIP Financing documentation.

The DIP Financing will be secured by security interests in all of the property of the bankruptcy estates of the Debtors.  The DIP Financing is subject to certain customary and appropriate conditions for financings of similar type.  The DIP Lenders and the Debtors anticipate finalizing and executing the DIP Financing documentation promptly.

Debtors will begin immediately a process, called a “363 Sale Process”, to solicit bids and conduct a sale to one or more third parties of substantially all of the assets of the Debtors.  In connection with the 363 Sale Process, the Company expects that the DIP Lenders or their designees will serve as the “stalking horse purchaser” under a “stalking horse agreement” for a purchase price of approximately $6,800,000, which will consist of a credit bid of all DIP obligations of approximately $4,100,000, amounts to cure assumed leases in an estimated amount of $1,500,000 and cash amount to the estate paid upon closing of $1,200,000.  The stalking horse agreement is expected to include a break-up fee of up to $315,000 plus expenses not to exceed $150,000 if another purchaser purchases the assets in lieu of the DIP Lenders or their designee.

In connection with the 363 Sale Process, the DIP Facility documentation and DIP orders will contain milestones and other covenants related to the 363 Sale Process including the following milestones which may be modified by the DIP Lenders in their sole discretion: (i) filing with the Bankruptcy Court no later than October 3, 2016 of a sale motion seeking approval of the 363 Sale Process and bidding protections for the stalking horse purchaser, (ii) execution of a stalking horse agreement with the DIP Lenders as the stalking horse purchaser no later than October 7, 2016, (iv) entry of order relating to bidding procedures no later than October 14, 2016, (v) entry of order(s) approving transactions relating to the sale of all or substantially all of the assets of the Debtors no later than November 22, 2016 and (vi) closing of transactions relating to sale of all or substantially all of the assets of the Debtors no later than November 28, 2016.

The foregoing description of the DIP Financing and the DIP Term Sheet is qualified in its entirety by reference to the DIP Term Sheet filed with the Bankruptcy Court and as attached hereto as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.03 of this Form 8-K regarding the DIP Financing is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases described in Item 1.03 above constitutes an event of default under the following debt instruments:

As of September 28, 2016, there was approximately $7.5 million in outstanding borrowings under the prepetition credit arrangement. As a result of the filing of the Chapter 11 Cases, all commitments under the prepetition credit arrangement were terminated and all loans (with accrued interest thereon) and all other amounts outstanding under the prepetition credit arrangement became immediately due and payable.

As a result of the filing of Chapter 11 Cases, the Company believes that the ability of the Debtors' creditors to seek remedies to enforce their rights against the Company under these and other agreements are stayed and creditor rights of enforcement against the Debtors are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosure.

Additional information on the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court and other general information about the Chapter 11 Cases, is available at a subscription based service known as PACER at https://pacer.mab.uscourts.gov/cgi-bin/login.pl .

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 8.01	Other Events.

On September 28, 2016, the Company issued a press release announcing, the Chapter 11 Cases and the DIP Financing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Debtor-In-Possession (DIP) Financing Term Sheet effective on or about September 28, 2016

99.1	Press Release of Cosi, Inc. dated September 28, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSI, INC.

Date: September 28, 2016	By:	/s/ Patrick Bennett
Patrick Bennett, CEO and President

EXHIBIT INDEX

Exhibit	Description

10.1	Debtor-In-Possession (DIP) Financing Term Sheet effective on or about September 28, 2016

99.1	Press Release of Cosi, Inc. dated September 28, 2016